<u>Memorandum of Understanding (MOU)</u>

This Memorandum of Understanding (MOU) is by and between:

a) **Cosmos Holdings Inc.** (hereinafter "Cosmos"), a company incorporated in Nevada, whose shares are publicly traded on the U.S. OTCMarkets under the ticker: COSM, and

b) **CC PHARMA GMBH,** legally represented by its Managing Partner Mr. Thomas Weppelmann,

c) **Mr. Dr. Thomas Weppelmann**, who is an owner of CC Pharma Gmbh,

d) Mrs. Alexandra Gerke, who is an owner of CC Pharma Gmbh

agree on the present MOU that comes into force on the 11th of November 2016, and expires on the 31st of December 2016.

CC Pharma Gmbh trades, distributes and exports drugs, OTC medical products, food supplements and cosmetics in Greece and other European countries.

Purpose of this MOU:
This MOU is a preliminary agreement whose purpose is to conclude to a final agreement in which Cosmos will acquire CC Pharma Gmbh with cash, (the "Transaction"). The payment will be made to the owners of CC Pharma Gmbh according to exchange agreement that will follow.

All parties will proceed to a final agreement only if the following conditions will be met.

a) If the tax and legal Due Diligence will be acceptable by Cosmos
b) If the auditing of CC Pharma Gmbh will be successfully completed by a PCAOB certified auditor according to US GAAP's.
c) If both parties agree on the terms and conditions of the final agreement.

All parties will use their best efforts in order to sign a definitive agreement within the time frames of this MOU.

From now on, the Parties understand and agree as follows:

Agreements

1) Summary. CC Pharma Gmbh will transfer its existing pharmaceutical business to Cosmos. Cosmos will purchase all shares of CC Pharma by its owners in order to acquire 100% of CC Pharma Gmbh.

2) Acquisition cost: Cosmos will purchase from the owners of CC Pharma, Mr. Dr. Thomas Weppelmann (80%) and Mrs. Alexandra Gerke (20%) together 100% of the shares of CC Pharma.

4) Definitive Agreement. The definitive agreement should be executed (signed) within the scope of this MOU.

5) CC Pharma Gmbh approves for a full auditing and Due Diligence to be conducted at its books.

6) Cosmos will publish this MOU and make any required SEC filings.

7) Final Provisions.

- Previous oral or written agreements between the parties relating to the subject matter of this agreement are irrelevant when the MOU comes into force.
- Changes or additions to this Agreement and this clause shall be in writing and shall be signed by both parties.
- If any provision of this Agreement is invalid, the validity of the remaining provisions shall not be affected thereby. The parties will immediately replace the ineffective provision by an effective one, to achieve the commercial purpose of the invalid provision as closely.
- Each party shall bare all and any costs regarding the execution of this MoU.

This agreement is governed by Nevada Law.
Date: November 11, 2016
The parties:

By: ______________________
Mr. Grigorios Siokas / CEO
Cosmos Holdings Inc.,

By: ______________________
Mr. Dr. Thomas Weppelmann
Generalowner of CC Pharma Gmbh